Investor Presentation

BETTER LIGHT MAKES BETTER FRUIT™



Filed Pursuant to Rule 433 of the Securities Act of 1933
Issuer Free Writing Prospectus dated February 16, 2023
Relating to Preliminary Prospectus dated January 13, 2023
Registration No. 333-267203

Opti-Harvest

Opti-Harvest is an agricultural innovation company. We develop and market climate-smart products that help growers maximize production, optimize land and labor resources and increase water use efficiency.

The company's patented Opti-Filter™ **agriculture technology** and **precision farming (Opti-View™) platforms** enable commercial growers of high value specialty crops to better utilize sunlight - our most fundamental, renewable and free natural resource.

65+ field trials with leading California growers over **6** years.

Forward-Looking Statements

Forward-Looking Statements

This presentation contains "forward-looking statements" concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "aim," "anticipate," "assume," "believe," "contemplate," "continue," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "predict," "potential," "positioned," "seek," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These forward-looking statements include, but are not limited to, statements about:

- our ability to continue as a going concern;
- availability of additional funds in the future on acceptable terms or at all;
- our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for, or ability to obtain, additional financing;
- our ability to retain and recruit key personnel, including the continued development of our sales and marketing infrastructure;
- our ability to maintain intellectual property protection for our products;
- developments relating to our competitors and our industry;
- our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act;
- our expected use of our existing cash and cash equivalents and the proceeds from this offering.
- the impact of the COVID-19 pandemic on our business and operations;
- other events or factors, including those resulting from war or incidents of terrorism;
- anticipated trends and challenges in our business and the markets in which we operate; and
- other risks and uncertainties, including those listed under the caption "Risk Factors" in the registration statement that we have filed with the SEC.

Forward-looking statements are based on management's current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management's beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this presentation may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in the section entitled "Risk Factors" and elsewhere in the registration statement that we have filed with the SEC. Potential investors are urged to consider these factors carefully in evaluating these forward-looking statements.

Forward-Looking Statements

In addition, forward-looking statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this presentation, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. You should not place undue reliance on our forward-looking statements.

Market, Industry and Other Data

The presentation contains estimates, statistical data and other information concerning our industry, market and competitive position from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived.

In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

Industry data and other third-party information have been obtained from sources believed to be reliable, but we have not independently verified any third-party information. In addition, while we believe the industry, market and competitive position data included in this presentation is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled "Risk Factors" in the registration statement that we have filed with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

Offering Summary

Opti-Harvest

Issuer:	Opti-Harvest, Inc.
Exchange / Ticker:	Nasdaq Capital Market / OPHV
Offering Type:	Underwritten Initial Public Offering
Securities Issued:	Common Stock
Gross Offering Proceeds (Including Over-Allotment):	Up to $9,200,000
Over-Allotment:	15%
Estimated Offering Price Range:	$3.50 – $4.50 per share of common stock
Pre-Money Shares Outstanding:	23,821,275
Anticipated Use of Proceeds:	Up to $4,251,000 for the repayment of outstanding principal and interest accrued on Convertible Promissory Notes; approximately $2,000,000 to fund the sales and marketing, research and development of field trial activities supporting ongoing commercialization of our products; with the remainder for general corporate purposes, including working capital and operating expenses.
Sole Book-Running Manager:	WestPark Capital, Inc.
Expected Close:	Q1 2023

Investment Highlights

Opti-Harvest

Opportunity

- Agriculture is entering a new era marked by scarcer resources, greater demand and higher price and supply volatility.
- Sunlight is a resource no one has yet maximized.
- Multiple product applications, each with large addressable global markets.
- ROI in labor costs, water savings, increased yield.

Technology

- Patented Opti-Filter™ technology maximizes the most beneficial qualities of sunlight to increase production and accelerate plant growth.
- Next generation platform at the nexus of IOT, AI and AgTech.
- Expansive patent portfolio covering both software and hardware, with broad claims for both domestic and international grants.

Industry Partners/Potential and Current Customers

- Partners, potential and current customer include major growers, nurseries, institutional farmland owners, and farm management firms.
- Significant revenue growth projected with customer adoption.

Growth

- Building marketplace momentum with strong interdisciplinary team.
- Ramping commercialization for Opti-Filter™ products in California and other US states in 2023, followed by international expansion in 2024 and beyond.
- Expanding into new crops, products & applications to amplify growth.
- Implementing innovative finance & lease model.
- Developing Opti-View™, a multi-vendor precision agriculture platform.

Industry Challenge & Solution

The Need:

Farmers and producers are tasked with sustaining a global population with food production that will need to increase by 50% or more by 2050. Increasing outputs (yield, revenues) and lowering inputs (labor costs, resources) are age-old challenges for farmers, now magnified by resource scarcity and climate change.

The Solution:

Plants use various parts of the light spectrum. The Opti-Filter™ photo-selective technology turns sunlight into red enriched scattered light, maximizing the sun's most productive rays and filtering out those that inhibit growth and production.


FULL SPECTRUM
LIGHT COLLECTION
RED-ENRICHED
LIGHT DISPERSION
OPTI-FILTER™

How Our Technology Works

- Opti-Filter™ photo-selective technology is integrated into product lines designed to further enhance benefits by providing microclimate environment + significant reductions in labor costs and other related expenses associated with conventional farming practices.
- Science + design = multiple benefits: increased production, accelerated growth, increased water use efficiency, labor cost savings and ROI.

"For the panels and replanting units – there is really no competition out there." ***- William Peacock, Tulare County UCCE Viticulture Consultant and Researcher (Emeritus)***

"I don't want to call it an instant vine, but they have a vine that is well on its way to having the permanent parts in place, the structure that's going to be enhanced by diameter growth, that day. And that's remarkable. That's fast. That's cost savings right there." ***– Rhonda J. Smith, Viticulture Farm Advisor, UCCE Sonoma County (Emeritus)***



OPTI-FILTER™

Opti-Harvest's Unique Approach

Opti-Harvest

Agriculture Technology (AgTech) uses a variety of innovative, non-traditional tools to improve farming outcomes. Opti-Harvest is an expansion stage AgTech company, having conducted 65+ trials in numerous high value crops over 5+ years, shipped beta products to customers and now on the cusp of broad commercialization.

Opti-Harvest's Unique Approach:

- **Top down versus bottom-up approach**: Harnesses the most productive spectrum of sunlight versus soil enhancement (i.e. fertilizer/biologics) or water irrigation systems.
- **Maximizing existing resources**: Optimizes the sun, increases land and water resource utilization.
- **Plug and play model**: Cost effective, versatile product line easily integrates into existing farming operations and adapts to multiple crops and climate environments.
- **Affordable alternative**: Opti-Filter™ products are durable, modular, low maintenance and made from recyclable HDPE. Made in the U.S.A.

BRINGING THE GREENHOUSE OUTDOORS

Taking established science currently used for indoor cultivation and applying it for outdoor cultivation in totally novel and highly beneficial ways.



Climate-Smart Farming: Water Use Efficiency

Opti-Filter™'s optimized light environment is detected by the crop canopy and conveyed to the root system as positive signals to thrive - producing more active, efficient, productive and healthy crops with

+50% mitigation of plant daily water stress*

- Better developed and more active root system
  - Increased carbohydrate storage to be used in the following year
  - More efficient uptake of water and nutrients from the soil
- More active and viable canopy producing more fruit per tree and increased fruit size –with the same irrigation:
- Increased photosynthetic uptake of CO_2 from the atmosphere

Over 5 years of consistent research results demonstrate, regardless of type of Opti-Unit crop, cultivar, age, geographical location:

- Increased production with same irrigation in mature orchards and vineyards
- Accelerated growth with same irrigation in newly planted trees and vines
- Reduced daily water stress detected by trunk sensors (Phytech dendrometers)
- Better developed and more active root system with 30% higher root density in table grape replacement vines with Opti-Gro units*



OPTI-FILTER™
Increased photosynthesis and CO_2 capture improves root system development
A thriving root system creates more efficient uptake of water and nutrients
With Opti-Harvest
Traditional Farming
Yield
Water
Yield
↑ Fruit per Tree
↑ Fruit Size
↑ Energy Storage
↑ CO_2 Sequestration
Water

*measured with ground penetrating radar (GPR)

Proven Performance

Opti-Harvest



65+ field trials executed over 6 years

Our family of products was developed and tested in collaboration with some of the country's largest commercial farms.

65 field trials conducted with leading growers in California's Central Valley, Salinas Valley and the Sonoma regions.

Opti-Harvest leverages an interdisciplinary team with decades of experience in plant physiology, horticulture, optical physics and field practice.

Developed by scientists, designed for farmers

Our Initial Target is California

Opti-Harvest

THE LARGEST OPPORTUNITIES FIRST:

- Almonds
- Citrus
- Pistachio
- Grapes

$1.6 BIL



- Based on current prices and crop densities shown below
- Opti-Filter™ products for selected crops shown below only
- Does NOT include potentially large markets for consumer product (Chroma-Gro™), Opti-View™ AI/IoT technology, or Cannabis market

Commodity	California MIL $	US Trees (Million)
Almonds	$750	148
Citrus	$484	137
Pistachio	$200	40
Grapes	$179	
All		1122
Table Only		140K Acres
Total	**$1,613**	

California Market Size based on USDA Gross Receipts vs Entire US
Cash receipts by state, commodity ranking and share of U.S. total, 2020 Nominal (current dollars)
Data from: USDA/ERS Farm Income and Wealth Statistics
https://data.ers.usda.gov/reports.aspx?ID=17843

Opti-Harvest Pricing and Assumptions
Opti-Skylight™ @ $55 per tree
Opti-Panels™ @ $10,000 per acre
Opti-Gro™ NuPlant and Replant Units
1 unit per vine @ $17
Assumes 10-year life of product
Does not include Opti-Shields™

Family of Products

ACCELERATING GROWTH



Opti-Gro™
Newly planted and replanted vines



Opti-Shield™
Newly planted orchards

IMPROVING PRODUCTION



Opti-Skylight™
Citrus, pistachio, cherry and other tree crops



Opti-Panel™
Wine and table grapes and other trellis crops

CONSUMER MARKET



ChromaGro™
Grow more, faster and better

AGRICULTURAL INTELLIGENCE™



Opti-View™
Precision farming technology

Accelerating Growth: Newly planted and Replanted Crops



Opti-Gro™

Individual plant growth chambers deliver tailored light, microclimate and natural vine training.

Vines with Opti-Gro™

- **5x more likely to survive** winter frost dieback
- Reach time to full production **1-3 years faster**
- **20-300% increase** in trunk diameter
- **200-300% increase** in fruitfulness
- **2x faster** growth
- **50%** less water stress



Opti-Shield™

Individual shields provide a tailored photo-selective light environment and protected microclimate.

Fruit & Nut Crops with Opti-Shield™

- **1-2 years faster** to full production
- **200% acceleration** in canopy growth within the first year
- **50% increase** in foliage density
- **70% reduction** in pest infestation
- **50-100%** increased fruit count in first production year
- **50%** less water stress

Improving Production: Mature Orchards and Vineyards

Opti-Harvest



Opti-Skylight™

Solar funnels penetrate the canopy of mature fruit and nut trees, bringing red-enriched light where it's needed.

Trees with Opti-Skylight™

- **20-40% increase in yield**
- **Less fruit drop** and non-marketable waste
- **50% less water stress** during Summer-Autumn



Opti-Panel™

Revolutionary light, canopy and fruit management system that provides a photo- selective light environment, rain protection and self training for table grapes and other trellised fruit crops.

Trellised Crops with Opti-Panel™

- **Reduced labor costs** associated with pruning, canopy management, training
- **Protection** from rain, frost, heat and wind, sunburns
- **Reduced fruit lost** to rot and post harvest decay (Botrytis, Aspergillus Niger, Pencillium, etc.)
- **20-40% increase** in crop value

ChromaGro™

ChromaGro™, our first consumer product, is poised to capitalize on the vast home garden sector. ChromaGro™ delivers Opti-Filter™ technology to amateur gardeners, allowing them to grow more, faster and better right in their own backyard, terrace or patio. Tested direct-to-market on television and online (http://www.chromagro.com/), with plans to relaunch and target major garden supply and big box stores (Costco, Lowes, Home Depot).

The global lawn & gardening consumables market size is anticipated to reach approximately $26.0 billion by 2027. *Grandview Research*


CHROMA
GRO

Smart Farming with Opti-View™

Opti-Harvest

According to the International Food Policy Research Institute, data-driven techniques can increase farm productivity by as much as 67% by 2050. This type of increase will be essential for growers to meet expected demand caused by worldwide population growth and other environmental factors.

Our unique **Agricultural Intelligence™** technology collects critical data from a variety of sensors and industry partners and provides predictive analytics and recommendations enabling growers to incorporate powerful data into their decision-making process.



Hardware and software to view environmental data



Visualization tools to provide access to real-time data



Yield management and resource optimization

Exceptionally Strong Intellectual Property Portfolio and Strategy

Opti-Harvest

- Expansive patent portfolio covering core photo-selective (Opti-Filter™) technology as well as hardware, software and precision Ag (Agriculture Intelligence™) applications. Broad claims allowed for both domestic and international grants.
- Significant trade secrets developed beyond the patents.
- Sophisticated manufacturing expertise developed by multiple vendors.
- Numerous trademarks for key products and approaches.
- Patent work performed by Wilson Sonsini, a firm widely recognized for expertise in IP strategy.

2013 *(expires 2034)*

Patent Family 1: broad coverage of core light-harvesting and canopy technology, with 2 US granted patents, 7 granted/allowed patents worldwide, additional applications pending

2017 *(expires 2038)*

Patent Family 2: Opti-Gro™ and Opti-Shield™ technologies; 12 patents pending worldwide

2018 *(expires 2039)*

Patent Family 3: IoT services and AI algorithms for yield optimization; 5 patents pending worldwide

2019 *(expires 2040)*

Patent Family 4: Opti-Panel™s; International (PCT) patent pending

2020 *(expires 2041)*

Patent Family 5: Advanced AI concepts; International (PCT) patent pending

ROI PROOFPOINT

Major Sumo Citrus Grower Case Study

Opti-Harvest

Life of Opti-Skylight™ (years)	Annual One Time	Life of Unit
Agreed upon average Fruit Count per tree Range 200-250 (See Note 1)	225	10-12
Agreed upon average increase in marketable premium quality fruit using Opti-Skylight™	20%	
Annual amounts		
Additional fruit per tree	45	
Current market price per piece (assumes constant price)	$0.80	
Value of additional fruit	$36.00	
Savings from reduced pruning	-$5.00	
Added cost for propping	$5.00	
Misc. maint (water spray to clean funnel during drought years and movements due to wind)	$1.00	
Total annual costs	**$1.00**	**$8.00**
One-time costs		
Purchase price (as early adopter)	$42.50	
Install Cost per tree (See Note 2)	$3.60	
Total one-time costs	**$46.10**	

ROI	
Value of additional fruit over the life of the unit	$360.00-$432.00
Total cost of Opti-Skylight™ and maintenance over life of unit	$56.10 - $58.10
Breakeven time (years)	1.3



Note 1 - Fruit Count Range
At 200 pieces per tree, 20% added value is $32 per yr, and breakeven is 1.7 years. At 250 pieces per tree, 20% added value is $40 per yr, and breakeven at 1.4 years.
Note 2 - Installation Cost
2 People: (1 on hydraulic 'Genie' + 1 on the ground) can install 12 trees per hour = 6 trees per person @ $21.45 per hour (either hired contractor or employee) both fully loaded with workman's comp, etc. = $3.60 per tree total install cost.

Partners and Customers

Opti-Harvest

OPTI-GRO™ *(for wine grapes)*

Growers

- Jackson Family Wines *
- Trinchero Family Estates **
- Constellation Brands
- AV Australian Vintage Ltd *
- E&J Gallo Winery
- Groth *
- Parrish **
- Bravante Vineyards *
- Scheid Vineyards
- Union Grove Farm *

OPTI-GRO™ AND OPTI-PANELS™ *(for table grapes)*

Growers

- Columbine Vineyards
- Grapery *
- Anthony Vineyards
- dayka hackett **
- Family Tree Farms *
- Richard Bagdasarian Inc.
- Royal Madera Vineyards *
- Paicines Ranch *

* Current customer ** Current partner

OPTI-SHIELDS™ AND OPTI-SKYLIGHTS™

Growers

- Olam **
- Mulholland Citrus / Sunkist **
- Foley *
- AC Foods **
- Yurosek Farms
- Setton Farms **
- Warmerdam Packing LP **

ALL PRODUCTS

Growers

- Sun Pacific * & **
- AgIS Capital
- WN Citrus *
- nuveen (A TIAA Company) **
- CAPS Capital Agricultural Property Services **
- HMC Farms *
- FowlerPacking **
- Kliewer Packing **

Nurseries *(grapes)*

- Wonderful nurseries
- Sunridge Nurseries * & **
- novavine **

Vineyard Management Companies

- Bevill
- Monterey Pacific

Strong Interdisciplinary Team



Geoff R. Andersen

Chief Executive Officer

- 30+ years' experience in corporate development, entrepreneurship, technology and non-profit
- Led the internal dealer technology strategy, and for-profit business with John Deere
- Directed the global equipment partnering strategy for John Deere
- Led the John Deere Global Citizenship strategy creation and execution, developing new markets, and partnering with NGOs including the United Nations, Bill & Melinda Gates Foundation, USAID and AGRA



Steve Handy, CPA

Chief Financial Officer

- 25 years' experience in private and public company financial stewardship and accounting
- Senior Financial Advisor to multiple publicly traded companies for strategy, financial reporting, M&A and investor relations
- CFO of Tix Corp., an event ticketing service
- CFO of SM&A, an on-demand solutions and staffing agency.



Yosepha Shahak, Ph.D.

Chief Science Officer

- 50 years' experience in academic research and development in plant physiology, photosynthesis, bioenergetics and horticulture sciences
- Renowned authority in plant-light interaction and related applications in agriculture
- Inventor of photoselective netting, a patented agro-technology
- Chief scientist of the Regional Agricultural R&D Centers in Israel (Emeritus)



Nick Booth, Ph.D.

Chief Technical Officer

- 20+ years' experience in optical science, optical design and system manufacture
- Inventor of numerous optical imaging, sensing and opto-mechanical systems
- Designed and built space flight hardware for NASA + numerous pre-clinical medical devices utilizing photon-tissue interactions for diagnosis
- Developed and characterized wavefront correcting thin films for corrective lens applications



Jodd Readick

Chief Technical Officer, Precision Ag, & IOT

- 30 years' cross industry experience in IT, telecom and technology product innovation
- CTO of IoT carrier offering international services
- Co-founded several innovative telecom firms
- Due diligence expertise: M&A, consulting: Samsung, ATT, Wells Fargo, Citicorp, Arthur Anderson



Jeremy Basich

Vice President of Sales & Distribution

- 25 years' experience in Ag: Big Box Retail, Product Launch, Margin Enhancement and Supply Chain.
- GLG & Coleman Group council member early 20 publications surrounding specialty crops such as cocoa, grapes, rice and avocados
- Co-Founder of SCOWT Sourcing, a private food brokerage company
- Almond Industry Consultant

Strong Interdisciplinary Team



Jonathan Destler

Founder & Corporate Development Director

- 25 years' experience in capital markets, corporate finance and corporate communications
- Co-Founder of financial communications firm Financial Profiles, Inc.
- Senior executive at global communications leader InterPublic Group
- Founding investor of revolutionary plastics recycling company, Loop Industries, Inc.



Kelly Fargo

Marketing Director

- 20+ years' experience in growth strategy development, funnel building, brand management, social responsibility and public relations
- Established affinity marketing and advertising partnerships, brand collaborations with industry leaders, and cause-driven community campaigns.
- Planned and presented at education events for more than 100 industry stakeholders.
- Certified in Digital Marketing Strategy.



Kwame Acheampong, Ph.D.

Director of R&D and Field Operations

- 15+ years' experience in research in plant physiology, genetics, and genomics
- Discovered a novel pathway of cytokinin regulation in roots
- Pioneered the use of ATAC-seq for genomic studies in rice
- Characterized the mechanism of phytohormone signaling and responses in several plants

Advisory Board



Mike Conaway

- Served eight terms in the U.S. House of Representatives, representing 29 counties in Texas' 11th Congressional District
- Served as Chairman of both the House Agriculture Committee and the House Ethics Committee
- Appointed to the Board of Visitors of the U.S. Military Academy at West Point serving from 2012 to his retirement from Congress in 2021
- Worked with George W. Bush as the chief financial officer for Bush Exploration



Joseph Turchyn

- Senior strategy advisor and accomplished relationship builder with over 40 years' experience in management, finance and business strategy
- Experience in business development and partnering, using a strategic and tactical approach to developing successful business models
- Extensive experience in the information technology, data analytics/software as a service (SaaS) and communications networking areas and all aspects of the renewable energy and sustainability sectors



Hazel Wetzstein, Ph.D.

- Dr. Hazel Wetzstein is Professor Emerita and former Department Head of the Horticulture and Landscape Architecture Department at Purdue University
- Published 120 referred journal articles and book chapters, over 123 proceedings and abstracts, and has presented 66 invited papers and seminars, and made 159 scientific presentations
- Presented invited papers and hosted international scientists from 17 countries
- Coming from an immigrant Chinese family, she is the first generation in her family to graduate from college

Commercialization Timeline

Opti-Harvest



Opti-Gro™

1H 2021: Commercial sales underway and gaining traction in wine and table grapes

- Customers include major growers, nurseries, & vineyard management firms
- U.S. manufacturing partners aligned with company rollout objectives



Opti-Shield™

1H 2022: Commercial sales underway, gaining traction with citrus, pistachio, almond and other tree crops

- Customers will include major growers, farm management firms, nurseries and institutional farmland owners
- U.S. manufacturing partners aligned with company rollout objectives



Opti-Skylight™

1H 2023: Commercial sales launch will target citrus, pistachio, almond and other tree crops

- Customers will include major growers, farm management firms, nurseries and institutional farmland owners
- U.S. manufacturing partners aligned with company rollout objectives



ChromaGro™

1H 2021: Tested direct market television/online campaign

- DR campaign launch marks first phase of consumer rollout
- Plans to relaunch and target Costco, Lowes and Home Depot for 2023-24 season



Opti-Panel™

1H 2022: Commercial sales underway targeting table grape, citrus and other tree crops grown on trellis system

- Customers will include major growers, farm management firms, nurseries and institutional farmland owners
- U.S. manufacturing partners aligned with company rollout objectives

AI ROLLOUT



Opti-View™

2H 2023: IOT Gen 1 custom hardware / software / dashboard complete

- 400 nodes now being deployed to 8 sites
- Prototype yield prediction algorithm

Use of Proceeds

Opti-Harvest

- **Sales and marketing**
  - Building team to manage and rapidly scale direct sales and distribution
  - Create powerful digital and traditional marketing programs to drive sales and promote brand awareness and education of our key stakeholders
  - Improve distribution infrastructure
- **R&D to support commercialization** of our products
- **R&D to support launch of Opti-View™** our precision Ag Platform

- Approximately $2.0 million - $3.0 million for sales and marketing, R&D for field trial activities supporting product and R&D related to Opti-View™ Precision Ag and IoT product lines
- Up to $4.2 million to repay the outstanding principal and interest accrued on Convertible Promissory Notes
- Remainder for general corporate purposes, including working capital and operating expenses

Growth Strategy

Opti-Harvest

- Three-Phased Approach
  - ***Phase 1***
    - Sales and marketing: commercialization of Opti-Filter™ products throughout California to existing and new partners
      - Commercial growers, nurseries, farm management firms, institutional farmland owners
    - Implementing financing / leasing model: market validation of pricing for monthly payment model.
    - Scale manufacturing capacity and explore transition to in-house production
    - Expanding into new crops, products and application(s)
  - ***Phase 2*** – Expansion into new geographies: key states (OR, WA, TX, FL) and throughout USA, Canada, and international markets such as Mexico, Chile, Peru Brazil, EU
    - Explore licensing and partnership opportunities
  - ***Phase 3*** – Opti-View™ launch: Precision agriculture solutions will help growers optimize water and labor costs while increasing high quality yield

CONCLUSION

Agriculture for the 21st Century

Opti-Harvest

- Unique, Proven Technology Provides Solution to Critical Need in Ag
- Large TAM – U.S. alone over $20B
- Major Industry Partners, Potential and Current Customers
- Significant Revenue Growth Projected with Customer Adoption
- High Margin Agricultural Intelligence™ (AI) Platform Launching 2023





Thank You

Geoff Anderson

Ganderson@opti-harvest.com

OPTI-HARVEST.COM



Opti-Harvest

Research Summaries

Data and Experimental Trials

Water-Use Efficiency

Research Summary:
2019-2021 R&D

Opti-Harvest

- Opti-Filter Technology improving tree/vine water-use-efficiency is supported by the following research results of the past 4 years:
  - More production for the same irrigation in mature orchards and vineyards
  - Accelerated growth for the same irrigation in newly planted trees and vines
  - Reduced daily water stress detected by trunk sensors (Phytech dendrometers)
  - Consistent results obtained regardless of the type of Opti–unit, crop age, cultivar, geographical location, etc.
  - Preliminary results indicative of better developed and more active root system with Opti-units:
    - Root excavation show 30-40% larger root system in ChromaGro treated tomato plants.
    - Ground penetrating radar (GPR) indicating 30% higher root density in Opti-Gro treated table grape vines.


OPTI-FILTER™

Water-Use Efficiency

Research Summary:

Maximal Daily Shrinkage (MDS, measure by Phytech)

Smaller MDS values are indicative of lesser water stress, and better tree-water-status during hotter months.

Opti-Harvest

Opti-Gro

Replanted Grape vines


Control
Red
MDS [micron]
0
50
100
150
200
7/14/19
8/13/19
9/12/19
10/12/19
11/11/19

Opti-Shield

Young Citrus mandarin Trees


control
red
MDS [μ]
0
20
40
60
80
100
120
05/19/20
07/08/20
08/27/20
10/16/20
12/05/20
01/24/21

Opti-Skylight

Mature Citrus Mandarin


Cont. NEW
DS NEW
Control
Wt Skylight
MDS [micron]
0
20
40
60
80
100
120
140
160
180
200
5/30/18
9/7/18
12/16/18
3/26/19
7/4/19
10/12/19

Research Summary: Root Parameters

- This is a preliminary test-case.
- All root parameters were larger in ChromaGro plants relative to control: Root diameter 35% wider; Stalk 30% wider; Root weight 41% heavier; Dug hole 15% deeper.
- Fine roots were visually more intensive in ChromaGro plants.

Control

ChromaGro




Cherry Tomato Root Excavation
Root Diameter (mm)
Stalk Diameter (mm)
Root Weight (oz)
Hole Depth (inches)
Control
ChromaGro
0
10
20
30
40

Opti-Gro

Opti-Harvest

Research Results:

Cool Climate Wine Grape Trials

Fully randomized field trials, each composed of 20+ replicates per treatment performed in wine grapes

Monterey: 2018 Primary Shoot Growth


1200
1000
800
600
400
200
0
Growth of trained shoot (mm)
Control
Orange
Red
White
May 10
May 23
May 30
June 6

Monterey: Lateral Shoot Length Sep 5, 2018


1000
900
800
700
600
500
400
300
200
100
0
Lateral Shoot Length (mm)
457
612
813
950
Control
White
Orange
Red

Sonoma: Frost Dieback, 2018-2019 The Lesser the Better


180
160
140
120
100
80
60
40
20
0
Length of Dead Shoot (mm)
167
133
54
34
Control
White
Orange
Red

Monterey: Addition to Vine Trunk Diameter June 20th - Aug 20th, 2019


2500
2000
1500
1000
500
0
Addition to trunk diameter [micron]
Opti-Gro
Control
6/17/19
7/7/19
7/27/19
8/16/19

Opti-Gro

Research Results:

Cool Climate Wine Grape Trials

Fully randomized field trials, each composed of 20+ replicates per treatment performed in wine grapes

Opti-Harvest

Monterey 2019-2020: Year-after impacts

Site	Treatment[a]	Trunk Diameter (mm)[b]	New Shoot Growth (cm)[c]	Topped Cordons (%)[d]
New vine planting Sebastopol Model	Control	12.4 a	18.8 a	3 a
	Red Opti-Gro	13.6 b	27.5 b	28 b
	Significance[e]	***	***	***

[a]Pinot noir vines were planted in Sep 2018. Red-polymer units were installed on Apr 10, 2019 and removed on Dec 17, 2019.
[b]Trunk diameter was measured at 15 cm above ground using a hand-held caliper on July 10, 2020.
[c]Average length of shoots emerging from cordons
[d]Cordon canes were topped at 75 cm, which is half-way between each two adjacent vines along the row.
[e]Different letters are indicating significant difference within each parameter at 10% (*), 5% (**), or 1% (***) confidence.

Sonoma 2019-2020: Year-after impacts

Site[a]	Treatment[b]	Trunk Diameter (mm)[c]	Cordon-cane Length (cm)[c]	Total Shoot Growth (cm)[c]	Crop Potential (clusters/vine)[d]
(A) New vine planting Geyserville Trial	Control	13.4 a	73.2 a	57.2 a	Not measured
	Red Opti-Gro	15.3 b	86.0 b	70.2 b	Not measured
	Significance[e]	**	*	*	
(B) New vine planting Geyserville Model	Control	10.6 a	72.0 a	58.2 a	Not measured
	Red Opti-Gro	14.9 b	83.5 b	72.5 b	Not measured
	Significance[e]	***	*	**	
(C) Replant vines Healdsburg Model	Control	3.5 a	11.7 a	65.0 a	0
	Red Opti-Gro	7.0 b	41.5 b	135.0 b	3
	Significance[e]	***	*	**	*

[a](A) and (B): Cabernet Sauvignon vines planted in July 2018. (C) Chardonnay replacement vines (Replants) planted in July 2018.
[b]Red-polymer units were installed on 24 May 2019 (A&B) and 23 May 23, 2019 (C), and removed in Dec 2019 (A&B) and 22 Aug 2019 (C).
[c]Trunk diameter at 15 cm above ground, length of cordon-cane, and total length of shoots emerging from the cordon-cane were measured on 22 May 2020.
[d]Flower clusters per vine were counted on 22 May 2020 (C).
[e]Different letters indicate significant difference within each trial and each parameter at 10% (*), 5% (**), or 1% (***) confidence.

Opti-Gro

Research Results:

Cool Climate Wine Grape Trials

Fully randomized field trials, each composed of 20+ replicates per treatment performed in wine grapes

Opti-Harvest

Grower / Cultivar	Location / Year / Prototypes	Results
Constellation Brands Pinot Noir	Soledad, CA 2018-2019 Colored-metal	▪ All Opti-Gro Units accelerated growth of both primary and secondary (lateral) shoot development. ▪ Photoselective effect: red units consistently outperformed orange and white units ▪ Red units doubled first-year's fruitfulness (after unit removal).
Gallo Vineyards Chardonnay	Sebastopol, CA 2018-2019 Colored-metal	▪ Opti-Gro Units stimulate shoot lignification (woodiness) resulting in less frost-dieback during winter. ▪ Photoselective effect: red units consistently outperformed orange and white units.
Constellation Brands Pinot Noir	Soledad, CA 2019-2020 Red-polymer	▪ Accelerated shoot growth and larger leaf area. ▪ Trunk diameter continues growing throughout the season, extending into Autumn, unlike control vines. ▪ Double the trunk diameter growth (X4 folds added trunk cross-section area) during first season.
Duff Bevill Vineyards Management Cabernet Sauvignon (Newplants) & Chardonnay (Replants)	Geyserville & Healdsburg, CA 2019-2020 Red-polymer	▪ Accelerated shoot growth and larger leaf area in first treated year. ▪ Year-after accelerated shoot growth and larger leaf area (4-6 months after unit removal). ▪ Fruit production already in 2nd year (3 clusters/vine), while zero fruit in common practice control.
Trinchero Family Estates Cabernet Sauvignon	Paso Robles, CA 2021 Red-polymer	▪ Trial recently installed in a frost-sensitive location. No results yet.

Opti-Gro

Research Results:

Replanted Table Grape Vines in Hot Climate

Fully randomized field trials, each composed of 20+ replicates per treatment

Opti-Harvest

Woodlake, CA Replant 2019, (Thompson Seedless): Trunk Diameter 3 months after installation: The Redder The Better


5.5
5.0
4.5
4.0
3.5
Trunk Diameter (mm)
4.33
4.56
5.03
5.23
Control
White
Orange
Red

Arvin, CA Replant (Autumn Royal): Addition to Trunk Diameter May 21st - Aug 18th, 2019


1400
1200
1000
800
600
400
200
0
Addition to trunk diameter [micron]
Control
Red
1146 µ
438 µ
5/20/19
6/1/19
6/13/19
6/25/19
7/7/19
7/19/19
7/31/19
8/12/19
8/24/19

Woodlake, CA Replants: 2nd Year Shoot Growth


25
20
15
10
5
0
Total Shoot Growth (ft/vine)
10.7
21
Control
Opti-Gro Unit

Woodlake, CA Replants: 2nd Year Fruitfulness


4
3.5
3
2.5
2
1.5
1
0.5
0
Fruitfulness (Flowers/vine)
1.1
3.5
Control
Opti-Gro Unit

Opti-Gro

Research Results:

Replanted Table Grape Vines in Hot Climate

Fully randomized field trials, each composed of 20+ replicates per treatment

Opti-Harvest



Woodlake Thompson Raisin Replant new trial 2020: Trunk Diameter measured on Jan 26, 2021.

Site	Treatment Width/Height	Trunk Diameter (mm)	%	Calc. Area Cross-section (mm^2)	%
Woodlake 2020 Replants	Control	5.3 a	100	22.0 a	100
	Opti-Gro 14" / 7'	8.1 b	153	51.5 b	234
	Opti-Gro 10" / 7'	8.1 b	153	51.5 b	234

Dinuba Ivory Table-grape Replant trial 2020: Units installed on May 15, 2020. Trunk Diameter measured on Dec 2020.

Site	Treatment Width/Height	Trunk Diameter (mm)	%	Main Shoot Length (cm)	%
Dinuba 2020 Replants	Control	7.7 a	100	230 a	100
	Opti-Gro 10" / 7'	10.2 b	132	360 b	157

Different letters indicate significant difference within each parameter at 5% confidence.

Opti-Gro

Opti-Harvest

Research Results:

Replanted Table Grape Vines in Hot Climate

Fully randomized field trials, each composed of 20+ replicates per treatment

Grower / Cultivar	Location / Year / Prototypes	Results
Peacock Farms Thompson Seedless Raisin Replants	Woodlake, CA 2018 Colored-metal	▪ Replant growth accelerated by all units. ▪ Photo-selective effects: Red units consistently performed best.
Columbine (AG Capital) Autumn Royal Table Grape Replants	Arvin, CA 2019 Red-polymer	▪ Opti-Gro replant vines continue growing throughout the season; control vines stop growing due to excessive shading. ▪ Over 300% trunk diameter growth by end of 1st season.
Peacock Farms Thompson Seedless Raisin Replants	Woodlake, CA 2019-2021 Red-polymer	▪ Accelerated vine growth. ▪ Fruitfulness after first Opti-Gro year enhanced 300% relative to control replants. ▪ Labor saving self-training.
Rocca Farm (Sun Maid) Thompson Seedless Raisin Replants	Madera, CA 2019 Red-polymer	▪ Accelerated vine establishment and maturation. ▪ Labor saving self-training.
Isaak Vineyard Ivory Table Grape Replants	Dinuba, CA, 2020	▪ Accelerated vine establishment and maturation. ▪ Labor saving self-training.
Fowler Packing Tipson Table Grape New plants	Fowler, CA 2021 Red-polymer	▪ A new trial; initial growth acceleration observed within first 4 weeks.

RESEARCH SUMMARIES

Opti-Shield

Research Results:

Newly Planted Orchards

Fully randomized field trials, each composed of 20+ replicates per treatment

Sumo Shields: Canopy Growth between Dec 2018 to Oct 2020


1600
1200
800
400
0
Dimension (mm)
Control
Red
547
701
1129
1341
Height
Width

Sumo Replant Canopy Volume 3 months after OH Installation


600
400
200
0
Canopy Volume (Inch²)
453.45
544.17
Control
OH-Red

MG Sumo Replant Pest Pressure 2019


1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Pest Pressure (0-5)
1.41
0.42
Control
OH-Red

Opti-Shield

Research Results:
Newly Planted Orchards

Fully randomized field trials, each composed of 20+ replicates per treatment

Opti-Harvest

Grower / Cultivar	Location / Year / Prototypes	Results
Suntreat (Ag Capital) Sumo mandarin	Redbanks, CA 2019-2021 Colored-metal	▪ Opti-Shields accelerated canopy growth by 200% relative to common practice within first year. ▪ Foliage density enhanced by 50% relative to control. ▪ 2nd year impacts furthermore dramatic, interpreted by enhanced long-term energy storage in trunk and root system. ▪ 1st fruit production increased by 54% and 97% by red and orange Shields, relative to control.
Kahira / almonds Setton Farms / Pistachio Olam / Pistachio Yurosek Farms /Lemon & Mandarin	Fresno, CA 2020-2021 Polymer Terra Bella, CA 2020-2021 Polymer Bakersfield, CA 2020-2021 Polymer Famoso Hills, CA 2020-2021 Polymer	▪ Colored Eco-board Shields accelerating growth in all sites. ▪ Spring 2021 (2nd season with Shields) show even more dramatic impacts, interpreted by enhanced long-term energy storage in trunk and root system.
Mike George Sumo Replants	Lindsay, CA 2019-2020 Red-plastic Prototype	▪ Canopy volume increased by 20% within first 3 months. ▪ Pest infestation in the OH-trees was reduced by 70% (!) ▪ Long-term impacts on tree growth two years after removal of units.

Opti-Panel

Research Results:

Product Development

Opti-Panel design evolved from individual metal units and color coated metal panel proof-of-concept prototypes into a revolutionary multi purpose trellis system

Opti-Harvest

Arvin, CA - Flame Seedless 2018: Harvested Fruit



400
350
300
250
200
150
100
50
0
Boxes/acre
Control
OH unit
367
276
16-Jul
30-Jul
19-Aug
Total

Arvin, CA - Krissy Red Seedless 2019: % Harvestable Fruit



90
80
70
60
50
40
30
20
10
0
Harvestable Fruit, %
Control
White
Glitter-Wt
Red
7/19
7/26
8/2
8/9
8/16
8/23
8/30

Arvin, CA - Krissy Red Seedless: Year-after Fruitfulness Determined mid-Apr 2020



40
38
36
34
32
30
28
26
24
22
20
Avg. Clusters/vine
a
a
a
b
Control
White
Glitter-Wt
Red

Opti-Panel

Research Results:

Product Development

Fully randomized field trials, each composed of 20+ replicates per treatment

Opti-Harvest

Grower / Cultivar	Location / Year / Prototypes	Results
Dayka Hackett Flame Seedless Table Grape	Reedley, CA 2017-2018 Shiny-metal units	▪ 40% increase in crop value from Opti-Harvest treated vines ▪ Grapes ripened earlier in the season ▪ Berry size, width and length all increased relative to control

Columbine (Ag Capital)
Krissy
Table Grape
	Arvin, CA
	2019
	Colored-metal panels
		▪ Panels trained the vines, keeping the center open, well illuminated, protected from strong winds; allowed better fruit accessibility for picking.
		▪ Photo-selective effects: (i) Red panels delayed maturation (berry sugar and color);
		  ▪ Red panels enhance fruitfulness in the following year (measured in Apr 2020);
		  ▪ However, limited light transmittance by the metal units masked some of the expected photo-selective impacts.

Anthony Vineyards Flame Seedless Table Grape	Arvin, CA 2019 Colored-metal panels	▪ Same structural effects as in the Krissy ▪ Photo-selective effects masked by higher sensitivity of this cultivar to shading by the metal panels

Opti-Panel

Research Summary:
2020-2021 R&D & Commercial Prototypes

Opti-Harvest

- Opti-Panel commercial prototypes currently tested in table grapes, trellised peach and trellised mandarin citrus.
- Three spectral compositions tested for crop-specific targets.
- Common targets: Improved production and quality, advancing or delaying maturation, preventing sunburns, vine training, reducing labor, and providing rain protection.
- High interest by growers led to extending 2020 R&D and testing commercial-scale applications in addition to the scientific trials. 2020 targets were mostly achieved.
- 2021 activity is focused on establishing the results for a 2nd year and on technical improvements (panel durability, mechanized installation, etc.)





Opti-Panel

Opti-Harvest

Research Summary:
2020-2021 Light R&D

- All experimental Opti-Panels enhanced light penetration into the canopy fruiting zone by up to **X5** relative to control.
- The rain protection strips (marked by +) reduce light intensity relative to fully perforated Panels but still deliver 3-4 times more sunlight than control.
- The Opti-Panels improve the light environment inside the canopy by:
  - Keeping the center-trellis open thus enabling maximal interception of sunlight.
  - Transforming direct light into diffuse light which penetrates most efficiently throughout the foliage.
  - Spectrally filtering light for best physiological responses and fruit production.


Opti-Panel Impact on Light Inside Vine Canopy
Krissy July 24, 2020
PAR (µmol photons/m2/s)
100
80
60
40
20
0
Control
Pearl
Pearl+
Orange
Red
Opti-Panel Impact on Light inside Vine Canopy
Allison Sep 3, 2020
PAR (µmol photons/m2/s)
70
60
50
40
30
20
10
0
Control
Pearl
Pearl+
Orange
Red
Red+

Photosynthetically active radiation (PAR) was measured around the fruiting zone of table grapes by a photon flux meter in a horizontal sensor position towards south. (+) indicates non-perforated strip for rain-protection.



Opti-Panel

Opti-Harvest

Research Summary:

2020 R&D & Commercial Prototypes

Grower / Cultivar	Location / Year	Results/Objectives
Kliewer Ivory & Krissy Table Grapes	Parlier, CA – 2020-2021	▪ Preventing ambering in green cultivars ▪ Panels increased year-after budbreak in both cultivars; Flower count highest under Red Panel.
CAPS Allison Table Grapes	Reedley, CA – 2020-2021	▪ Rain protection
Columbine (Ag Capital) Krissy Table Grapes	Arvin, CA - 2020	▪ Mechanical pruning
Bagdasarian Jack Salutte & Autumn Crisp Table Grapes	Coachella Valley - 2020	▪ Early production ▪ Promoting red coloration ▪ Preventing sunburn and ambering
Sun Pacific Grapes Scarlotta, Autumn Crips, Autumn King, Adora	San Joaquin Valley 2020-2021	▪ Rain protection; Wind protection ▪ Training; Labor saving ▪ Uniform production
Fowler Packing Grapes Allison & Sweet Globe	Fowler, CA 2021	▪ Rain protection; Wind protection ▪ Training; Reducing defoliating; Labor saving ▪ Uniform production ▪ Protection of fruit from heat damage recently observed
Yakligian Tango Peach (trellised)	Sanger, CA 2020-2021	▪ Red Panels outperformed Pearl Panels, with 17% increase in harvested fruit in 1st ▪ year relative to control. ▪ Preliminary indications for Red-Panel advancing fruit maturation.
Sun Pacific Citrus Shiranui Mandarin (trellised)	Ducor and Lindsay, CA 2020-2021 Woodlake, CA 2021	▪ Shortening time-to-production ▪ Increasing production and quality ▪ Protecting from sunburns

Opti-Skylight

Research Results:

Better Light makes Better Fruit

Field trials were each composed of 15-30 replicates/treatment, fully randomized. Reduced center-canopy pruning was applied in most trials. Results common to most trials: OH-trees suffer 50% less water stress during Summer-Autumn (monitored by Phytech).

Opti-Harvest

Sumo Mandarin Harvests (Griffith Farms, Woodlake): consistent increase of fruit yield by Opti-Skylights

Trial Installed March 2018	Treatment	Jan2019 Year 1 kg/tree	Jan2019 Year 1 #/tree	Jan2020 Year 2 kg/tree	Jan2020 Year 2 #/tree	Jan2021 Year 3 kg/tree	Jan2021 Year 3 #/tree
	Control	92	364	41	128	69.2	206.8
	White-metal	98	400	48	143	85.8	303.8
	Opti/Control	**+6%**	**+10%**	**+17%**	**+12%**	**+24%**	**+47%**

Trial Installed March 2020	Treatment	Jan2019 kg/tree	Jan2019 #/tree	Jan2020 kg/tree	Jan2020 #/tree	Jan2021 Year 1 kg/tree	Jan2021 Year 1 #/tree
	Control					78.5	251.3
	Red-polymer					88.8	305.7
	Opti/Control					**+13%**	**+22%**

Opti-Skylight

Research Results:

Better Light makes Better Fruit

Field trials were each composed of 15-30 replicates/treatment, fully randomized. Reduced center-canopy pruning was applied in most trials. Results common to most trials: OH-trees suffer 50% less water stress during Summer-Autumn (monitored by Phytech).

Opti-Harvest

Tango Mandarin Harvests (Mulholland Citrus, Orange Cove) –Opti increase in Marketable fruit sizes

Trial Installed March 2018	Treatment	Jan2019 Year 1 kg/tree	Jan2019 Year 1 #/tree	Feb2020 Year 2 kg/tree	Feb2020 Year 2 #/tree	Feb2021 Year 3 kg/tree	Feb2021 Year 3 #/tree
	Control	NM	641	62.2	1070	38.5	505
	White-metal	NM	781	65.4	1113	55.5	732
	Opti/Control		**+22%**	**+4%**	**+4%**	**+44%**	**+45%**

Notes: (i) Marketable sizes are 1-7.
(ii)In the 2nd trial year, which was an extreme on-year with about 1800 fruit/tree, the Opti-units increased the largest fruit sizes by 15%, but it was masked by the overall too heavy fruit load.
(iii)In the 3rd year the 44% increase in #fruit/tree did not cause any reduction in fruit size. Unlike citrus text-book foreknowledge.
(iv) NM = not measured.


Mulholland Wt-metal-U Trial: Feb 2021 Harvest
Control
Wt-metal
Kg/Tree
0
2
4
6
8
10
12
14
16
Size1(LG)
Size2
Size3
Size4
Size5
Size6
Size7
Size8
Size9(SM)

Opti-Skylight

Research Results:

Better Light makes Better Fruit

Field trials were each composed of 15-30 replicates/treatment, fully randomized. Reduced center-canopy pruning was applied in most trials. Results common to most trials: OH-trees suffer 50% less water stress during Summer-Autumn (monitored by Phytech).

Sumo Mandarin Harvest Feb 2020: Size Distribution


Avg Fruit Yield (Kg/tree)
0
2
4
6
8
10
12
14
16
18
White-metal Units
Control
size1
>95mm
size2
90-95
size3
90-86
size4
86-81
size5
81-75
size6
<75mm

Mulholland Tango Mandarin Feb 2020: Size Distribution


Avg. Fruit Yield (Gram/tree)
0
4000
8000
12000
16000
White-metal units
Control
Marketable
Non-marketable
Size 1
<75mm
Size 2
70-75
Size 3
65-70
Size 4
60-65
Size 5
55-60
Size 6
50-55
Size 7
45-50
Size 8
40-45
Size 9
<40

Opti-Skylight

Research Summary:

Tailored Light Dispersion

Field trials were each composed of 15-30 replicates/treatment, fully randomized. Reduced center-canopy pruning was applied in most trials. Results common to most trials: OH-trees suffer 50% less water stress during Summer-Autumn (monitored by Phytech).

Opti-Harvest

Grower / Cultivar	Location / Year / Prototypes	Results
Suntreat Sumo Mandarin	Woodlake - 2017-19 Shiny units	▪ 1st season: 21% more total fruit; 44% more large fruit. ▪ 2nd season: too heavy fruit load in Opti-treated trees (~20% above control) caused branch breaking
Suntreat Sumo Mandarin	Woodlake - 2018-2021 White-metal; Polymer	▪ 1st season: 6% more fruit/tree ▪ 2nd season: 13% more large fr/tree; added fruit value ~6000 $/acre ▪ 3rd season: 47% more marketable fruit; Added value ~$12,000/acre
Mulholland Tango Mandarin	Orange Cove - 2019-2021 White-metal; Polymer	▪ 1st season result: 22% more marketable fruit size; Less non-marketable waste ▪ 3rd season: 44% more marketable fruit.
Sun Pacific Tango Mandarin	Ivanhoe, CA 2021 Polymer	▪ New trial
Yurosek Pistachio	Delano - 2018 -2020 Shiny- & White-metal	▪ 24% increase in nut-yield in trial year 1 (an off-year); 16% increase in year 2 (an ▪ on-year) equivalent to added nut value of $2,800; 34% increase in edible nut yield in year 3 (an off-year) and 9% increase in nut quality, with added $1300/acre.
Wonderful Farms Pistachio	Lost Hills – 2019-2020 Shiny- & White-metal	▪ First (off-year) and 2nd (on-year) trial years: 11% -16% increase in nut yield ▪ Nut quality increased by 8%. ▪ Added nut value $2,600/acre ▪ Indication for advancing nut maturation by OH units
Kezirian Pistachio	Kerman 2020-2021 Polymer	▪ First year (on-year): 8% increase in edible yield; equivalent to $1700/acre added nut value.
Westchester Pistachio	Lost Hills 2021	▪ New trial
Warmerdam Rainier Cherry	Hanford - 2019 Shiny and White-metal	▪ 15% increase in fruit yield

Opti-Skylight

Research Summary:
2020-2021 R&D

Opti-Harvest

- Commercial prototype units currently tested in Sumo and Tango mandarins, and pistachio.
- Based on prior experience, and for adjusting to crop-specific targets, both Pearl and Red down-tubes are tested in new trials.
- Target results common to all crops: enhanced production and fruit quality; better water-use-efficiency.
- 2021 preliminary results indicative of both increased production and improved water-use-efficiency.



ChromaGro

Research Summary:

2020 R&D in Vegetables

Rolinda Experimental Farm. Seven replicates averaged per treatment per crop


Cherry Tomato Cumulative Fruit Yield
ChromaGro
Control
Marketable Fruit (#/plant)
1000
500
0
2-Oct-20
14-Oct-20
29-Oct-20
13-Nov-20
1-Dec-20


Beans: Foliage & Frost Damage Dec 10, 2020
Control
ChromaGro 10"
ChromaGro 14"
Visual Rating
3
2
1
0
Foliage Density Rating
Frost Damage Rating


ChromaGro
Control